Exhibit 99.3

Table of Contents

Unaudited Pro Forma Condensed Combined Financial Information of Chiron Real Estate Inc.	2
Pro Forma Condensed Combined Financial Statements
Pro Forma Condensed Combined Balance Sheet as of March 31, 2026	3
Notes to Pro Forma Condensed Combined Balance Sheet	4
Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2026	6
Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025	7
Notes to Pro Forma Condensed Combined Statement of Operations	8

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF CHIRON REAL ESTATE INC.

On June 1, 2026, Chiron Real Estate Inc. (the “Company”) acquired two senior housing communities located in Alexandria, Virginia: The Landing Alexandria (“The Landing”) and The Riviera Alexandria (“The Riviera” and, together with The Landing, the “Communities”). The Company acquired The Landing from Silverstone Alexandria Owner, LLC for a purchase price of $130.0 million and The Riviera from Silverstone Alexandria II Owner, LLC for a purchase price of $118.9 million. The Landing consists of 163 homes offering independent living, assisted living and memory care services, and The Riviera consists of 129 homes offering independent living services. The historical financial information of The Landing was derived from the audited financial statements as of and for the year ended December 31, 2025 and the unaudited interim financial statements as of and for the three months ended March 31, 2026 of The Landing Alexandria, included as Exhibit 99.1 to this Current Report on Form 8-K/A. The historical financial information of The Riviera was derived from the statement of assets acquired and liabilities assumed of The Riviera Alexandria as of June 1, 2026, included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The acquisitions were funded using borrowings under the Company’s credit facility. The Company operates the Communities as senior housing operating property (“SHOP”) assets, and a taxable REIT subsidiary of the Company entered into a management agreement with an affiliate of Greystone Communities (“Greystone”), a third-party operator, to manage the day-to-day operations of the Communities.

The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 gives effect to the acquisitions of The Landing and The Riviera as if each had occurred on March 31, 2026. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 reflect only The Landing’s historical results, giving effect to the acquisition of The Landing as if it had occurred on January 1, 2025, the beginning of the earliest period presented. As the Company received a waiver from the SEC to exclude The Riviera’s historical statements of revenues and operating expenses, The Riviera’s Statement of Operations is excluded from the unaudited pro forma condensed combined Statement of Operations based upon the relief under SEC Rule 3-13.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), with Chiron as the acquiring entity for accounting purposes, and reflects estimates and assumptions deemed appropriate by the Company’s management to give effect to the acquisition of the Communities. The Company determined that the acquired assets and assumed liabilities did not meet the definition of a business under U.S. GAAP and, accordingly, accounted for the acquisition as an asset acquisition. The unaudited pro forma condensed combined financial information includes adjustments that reflect the accounting for the acquisition of the Communities in accordance with U.S. GAAP. Refer to the notes to the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.

The unaudited pro forma condensed combined financial information is based on available information and assumptions that management believes are reasonable and factually supportable. The unaudited pro forma condensed combined financial information does not purport to represent what the Company’s actual financial position or results of operations would have been had the acquisitions occurred on the dates indicated, nor is it intended to be indicative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed combined financial information and the accompanying notes should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2026, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2026, and the historical financial statements of The Landing Alexandria and The Riviera Alexandria included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

CHIRON REAL ESTATE INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

(Unaudited and in thousands, except par values)

	Chiron Real Estate Inc. (1)	The Landing (2)	The Riviera (3)		Transaction Accounting Adjustments		Debt Financing		Pro Forma Chiron Real Estate Inc.
Assets
Investment in real estate:
Land	$169,917	$2,965	$11,171	(4)	$12,981	(5)	$-		$197,034
Building	1,073,953	85,486	104,924	(4)	15,300	(5)	-		1,279,663
Furniture, fixtures and equipment	-	4,708	3,166	(4)	(1,938	)(5)	-		5,936
Site improvements	25,783	104	338	(4)	206	(5)	-		26,431
Tenant improvements	81,168	171	-		(171	)(5)	-		81,168
Acquired lease intangible assets	144,573	-	287	(4)	11,228	(5)	-		156,088
	1,495,394	93,434	119,886		37,606		-		1,746,320
Less: accumulated depreciation and amortization	(353,309)	(13,352)	-		13,352	(5)	-		(353,309)
Investment in real estate, net	1,142,085	80,082	119,886		50,958		-		1,393,011
Cash and cash equivalents	8,183	830	591		(250,793	)(6)	249,372	(6)	8,183
Restricted cash	2,778	3,981	-		(3,981	)(6)	-		2,778
Tenant receivables, net	6,800	13	-		-		-		6,813
Due from related parties	177	-	-		-		-		177
Escrow deposits	546	-	-		-		-		546
Deferred assets	29,953	-	-		-		-		29,953
Derivative assets	7,218	-	-		-		-		7,218
Goodwill	5,903	-	-		-		-		5,903
Investment in unconsolidated joint ventures	8,902	-	-		-		-		8,902
Other assets	25,474	298	161		-		-		25,933
Total assets	$1,238,019	$85,204	$120,638		$(203,816)		$249,372		$1,489,417

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $9,686 at March 31, 2026	$662,314	$-	$-		$-		$249,372	(7)	$911,686
Notes payable, net of unamortized debt issuance costs of $0 at March 31, 2026	1,096	47,664	-		(47,664	)(8)	-		1,096
Accounts payable and accrued expenses	15,022	1,075	578		-		-		16,675
Dividends payable	12,708	-	-		-		-		12,708
Security deposits	3,486	-	-		-		-		3,486
Other liabilities	18,368	37	336		-		-		18,741
Acquired lease intangible liability, net	4,375	-	-		-		-		4,375
Total liabilities	717,369	48,776	914		(47,664)		249,372		968,767
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 5,155 shares issued and outstanding at March 31, 2026 (liquidation preference of $128,875)	124,106	-	-		-		-		124,106
Common stock, $0.001 par value, 100,000 shares authorized; 13,235 shares issued and outstanding at March 31, 2026	13	-	-		-		-		13
Additional paid-in capital	729,514	-	-		-		-		729,514
Accumulated deficit	(360,640)	36,428	-		(36,428	)(5)	-		(360,640)
Accumulated other comprehensive income	7,218	-	-		-		-		7,218
Net assets acquired	-	-	119,724		(119,724)		-		-
Total Chiron Real Estate Inc. stockholders' equity	500,211	36,428	119,724		(156,152)		-		500,211
Noncontrolling interest	20,439	-	-		-		-		20,439
Total equity	520,650	36,428	119,724		(156,152)		-		520,650
Total liabilities and equity	$1,238,019	$85,204	$120,638		$(203,816)		$249,372		$1,489,417

Notes and Management Assumptions:

(1)	Chiron’s unaudited historical consolidated balance sheet as of March 31, 2026 as derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 7, 2026.

(2)	Represents the unaudited historical condensed consolidated balance sheet as of March 31, 2026 of The Landing as included elsewhere in this Current Report on Form 8-K/A.

(3)	Represents the statement of assets acquired and liabilities assumed of The Riviera as of June 1, 2026, as included elsewhere in this Current Report on Form 8-K/A.

(4)	The allocation of the purchase price for The Riviera is based on the estimated fair value of the assets acquired which are presented on the face of the pro forma balance sheet. This includes an estimated $0.9 million of capitalized costs. The total consideration of $119.9 million was paid in cash to complete the transaction. These assets are expected to be depreciated or amortized based on the useful lives disclosed in (5) below.

(5)	Represents transaction accounting adjustments to record the allocation of purchase consideration for The Landing to the relative fair values of the assets acquired and liabilities assumed, including the elimination of historical accumulated depreciation and amortization and historical equity balances. This includes an estimated $1.0 million of capitalized costs. The total consideration of $131.0 million was paid in cash to complete the transaction. The following table includes the allocation of the purchase price and capitalized costs for The Landing based on the estimated fair value of the assets acquired ($ in thousands).

As of June 1, 2026
Land	$15,946
Building	100,786
Furniture, fixtures and equipment	2,770
Site improvements	310
Acquired lease intangibles	11,231
$131,043

The purchase price allocation includes significant depreciable and amortizable assets, including building, site improvements, furniture, fixtures and equipment, and acquired lease intangible assets. Depreciation and amortization of these assets reflected in the unaudited pro forma condensed combined statements of operations was calculated on a straight-line basis over the estimated useful lives or amortization periods assigned to the respective assets. The following table shows the expected useful lives of significant assets acquired:

Estimated Useful Life
Asset Category	The Landing	The Riviera
Land	N/A	N/A
Building	56 years	60 years
Furniture, fixtures and equipment	7 years	10 years
Site improvements	13 years	15 years
Acquired lease intangibles	2 years	2 years

(6)	These amounts represent the following adjustments:

a.	Elimination of The Landing and The Riviera’s historical cash and cash equivalents and restricted cash balances, which were not acquired by the Company.
b.	Receipt of $249,372 cash proceeds from the debt financing related to the Credit Facility which was utilized to pay for the acquisitions.
c.	Payment of $249,372 in cash proceeds as consideration for the acquisitions of The Landing and The Riviera.

(7)	Represents incremental borrowings under the Company’s unsecured revolving credit facility used to fund the acquisitions. The pro forma adjustment assumes the borrowings were outstanding as of March 31, 2026 for balance sheet purposes and as of January 1, 2025 for statement of operations purposes.

(8)	Represents the elimination of The Landing’s historical mortgage debt, which was repaid by the seller in connection with the acquisition and was not assumed by the Company.

CHIRON REAL ESTATE INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2026

(unaudited and in thousands, except per share amounts)

	Chiron Real Estate Inc. (A)	The Landing (B)	Transaction Accounting Adjustments		Chiron Real Estate Inc. Pro Forma
Revenue
Rental revenue	$38,021	$-	$-		$38,021
Resident fees and services	-	5,178	-		5,178
Other income	43	-	-		43
Total revenue	38,064	5,178	-		43,242

Expenses
General and administrative	5,089	310	-		5,399
Operating expenses	9,250	3,282	24	(C)	12,556
Depreciation expense	11,087	848	1,110	(D)	13,045
Amortization expense	3,740	―	-		3,740
Interest expense	7,233	770	2,304	(E)	10,307
Total expenses	36,399	5,210	3,438		45,047

Income before other income (expense)	1,665	(32)	(3,438)		(1,805)
Income tax expense	-	-	(70	)(F)	(70)
Equity loss from unconsolidated joint ventures	(11)	-	-		(11)

Net income	$1,654	$(32)	$(3,508)		$(1,886)
Less: Preferred stock dividends	(2,473)	-	-		(2,473)
Less: Net loss (income) attributable to noncontrolling interest	70	-	304	(G)	374
Net (loss) income attributable to common stockholders	$(749)	$(32)	$(3,204)		$(3,985)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.06)				$(0.30	)(H)

Weighted average common shares outstanding – basic and diluted	13,235				13,235

CHIRON REAL ESTATE INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(unaudited and in thousands, except per share amounts)

	Chiron Real Estate Inc. (A)	The Landing (B)	Transaction Accounting Adjustments		Chiron Real Estate Inc. Pro Forma
Revenue
Rental revenue	$147,682	$-	$-		$147,682
Resident fees and services	-	18,071	-		18,071
Other income	526	-	-		526
Total revenue	148,208	18,071	-		166,279

Expenses
General and administrative	19,998	483	-		20,481
Operating expenses	32,620	12,801	75	(C)	45,496
Depreciation expense	44,025	3,367	4,466	(D)	51,858
Amortization expense	15,017	-	-		15,017
Interest expense	31,754	3,964	8,501	(E)	44,219
Total expenses	143,414	20,615	13,042		177,071

Income before other income (expense)	4,794	(2,544)	(13,042)		(10,792)
Income tax expense	-	-	(240	)(F)	(240)
Gain on sale of investment properties	1,487	-	-		1,487
Impairment of real estate property	(13,014)	-	-		(13,014)
Equity loss from unconsolidated joint ventures	(150)	-	-		(150)

Net (loss) income	$(6,883)	$(2,544)	$(13,282)		$(22,709)
Less: Preferred stock dividends	(6,280)	-	-		(6,280)
Less: Net loss (income) attributable to noncontrolling interest	1,047	-	1,236	(G)	2,283
Net (loss) income attributable to common stockholders	$(12,116)	$(2,544)	$(12,046)		$(26,706)

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.91)				$(2.00	)(H)

Weighted average common shares outstanding – basic and diluted	13,379				13,379

CHIRON REAL ESTATE INC.

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

(Unaudited, dollars in thousands, except per share amounts or as otherwise indicated)

(A) Chiron’s historical consolidated statement of operations for the applicable period presented.

(B) Represents the historical statement of operations of The Landing for the applicable period presented, as derived from the historical financial statements of The Landing included elsewhere in this Current Report on Form 8-K/A. The Riviera’s Statement of Operations are excluded from the unaudited pro forma condensed consolidated Statement of Operations based upon the relief under SEC Rule 3-13.

(C) Represents The Landing’s allocable portion of contractual changes to operating expenses associated with The Landing acquisition. The adjustments include The Landing’s allocable portion of (i) the estimated impact of conforming the historical management fees incurred under the prior Greystone management agreement to the fee provisions under the revised Greystone management agreement applicable following Chiron’s acquisition of The Landing, and (ii) the fees payable under the post-closing consulting agreement with Silverstone. The adjustments were calculated as if the revised Greystone management fee arrangement and the Silverstone consulting agreement had been in effect as of January 1, 2025. Management and consulting fees are as follows (in thousands):

		Management and Consulting Fees
Property	Period	Old Fees	New Fees	Adjustment
The Landing	Three months ended March 31, 2026	$261	$285	$24
The Landing	Year ended December 31, 2025	$919	$994	$75

Management and consulting fees for The Riviera are $19 and $15 per month, respectively. Because The Riviera opened in March 2026, there are no Management fees for the year ended December 31, 2025.

(D) Represents additional depreciation and amortization directly attributable to the fair value adjustment of the assets acquired.

(E) Represents the net effect on interest expense of eliminating historical interest expense related to The Landing’s property-level financing not assumed by the Company and recognizing incremental interest expense on the assumed additional borrowings under the Company’s unsecured revolving credit facility used to fund the acquisition. The table below shows a reconciliation of the net interest expenses:

Description	Three months ended March 31, 2026	Year ended December 31, 2025
Elimination of historical interest expense related to debt of the acquired properties not assumed	$(770)	$(3,964)
Interest expense on new acquisition financing	3,074	12,465
Net pro forma adjustment to interest expense	$2,304	$8,501

Interest expense on the acquisition financing was calculated using an annual interest rate of 4.93%, which represents the current interest rate under the Company's credit facility as of August 12, 2026. The financing terms used in the pro forma financial information are supported by an agreement.

Assuming the acquisition financing remained outstanding for the entire period presented, a 0.125% (1/8%) increase or decrease in the interest rate would result in a corresponding increase or decrease in annual interest expense of approximately $78 and $312 for the three months ended March 31, 2026 and the year ended December  31, 2025, respectively.

(F) Represents the pro forma income tax expense attributable to the operation of The Landing through a taxable REIT subsidiary of the Company. The Landing is operated as a senior housing operating property, and a taxable REIT subsidiary of the Company is treated as the lessee/operator of the property for U.S. federal income tax purposes. Accordingly, the taxable REIT subsidiary is subject to federal and state income taxes on taxable income generated from the operation of The Landing. The pro forma adjustment reflects the estimated income tax expense that would have been recognized by the taxable REIT subsidiary for the applicable period presented after giving effect to the acquisition as if it had occurred on January 1, 2025.

(G) Represents the pro forma portion of net loss attributable to noncontrolling interests.

(H) Pro forma basic and diluted earnings per share were computed using the historical weighted-average common shares outstanding of Chiron Real Estate Inc. because no equity securities were issued in connection with The Landing and The Riviera acquisitions. Accordingly, the pro forma adjustments affect only the numerator used in the earnings-per-share calculation.